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                                                            EXHIBIT 10.25


                         AMENDMENT TO LICENSE AGREEMENT

     This Amendment to license Agreement is made this 14th day of August, 1997, by and between Roadway Global Air, Inc., a Delaware corporation (hereinafter referred to as "RGA") and American International Freight, a division of American International Airways, Inc., a Michigan corporation (hereinafter referred to as "AIF").


                              W I T N E S S E T H:

     WHEREAS, AIF entered into a certain License Agreement dated May 23, 1996 (hereinafter referred to as the "License") for certain premises in Terre Haute, Indiana (the "Hub"); and

     WHEREAS, AIF desires to expand its Licensed Space as defined hereinbelow at a modified rental.

     NOW, THEREFORE, RGA and AIF agree to a modification of the License Agreement upon the following terms and conditions:

1. All terms used herein shall be as defined in the License unless otherwise defined herein or as the context otherwise requires.

2. The Licensed Space shall now be expanded to include the additional areas shown on Exhibit A attached hereto and made a part hereof (hereinafter referred to as the "Expanded Licensed Space").

3. AIF agrees to license the Expanded Licensed Space AS-IS on a month-to-month rental basis effective August 15, 1997.

4. AIF agrees to pay as additional rental for the Expanded Licensed Space effective August 15, 1997 the amount of One Thousand Dollars ($1,000) per month.

5. AIF acknowledges certain portions of the Expanded Licensed Space do not meet building and/or fire code and will make no claim against RGA due to said building defects. AIF will cooperate in any temporary inconvenience or disruption arising from any work requirements needed to bring the Expanded Licensed Space up to code.

6. AIF agrees to pay RGA, prior to occupancy, $2,000 for the destruction of RGA's Tarmac Ramp/Stairs.

7. Upon execution of this agreement, AIF agrees to pay RGA $6,500 for concrete bumper system installed to protect the "Sort Area".

8. Except as modified by this Amendment to License Agreement, the terms and conditions of the License are hereby ratified and confirmed. This Amendment to License Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to License Agreement on the day and year first above written.

                                        RGA: ROADWAY GLOBAL AIR, INC.


                                        BY: /s/ JAMES M. MAXWELL
                                            ---------------------------
                                            James M. Maxwell
                                            President

                                        AIF: AMERICAN INTERNATIONAL
                                        FREIGHT, a division of AMERICAN
                                        INTERNATIONAL AIRWAYS, INC.

                                        BY: [ILLEGIBLE]
                                            ---------------------------
                                        ITS: VICE PRESIDENT AND GENERAL MANAGER